Exhibit 99.1

Deluxe Corporation P.O. Box 64235 St. Paul, MN 55164-0235 (651) 483-7111
N E W S R E L E A S E October 26, 2006	For additional information: Terry D. Peterson VP, Investor Relations and Chief Accounting Officer Richard S. Greene Chief Financial Officer (651) 787-1068

DELUXE REPORTS THIRD QUARTER 2006 RESULTS

•	Small Business Services generates revenue and operating margin growth
•	2006 operating cash flow expectations raised on strong quarterly performance
•	Declares regular quarterly dividend

St. Paul, Minn. — Deluxe Corporation (NYSE: DLX) reported third quarter diluted earnings per share (EPS) of $0.61 on net income of $31 million. EPS for the third quarter of 2005 was $0.73 on net income of $37 million. Continued revenue and operating income growth in Small Business Services (SBS) was offset by lower revenue per order in Financial Services and volume declines in Direct Checks, resulting in lower consolidated net income and EPS. In addition, a lower tax rate in the third quarter due to one-time adjustments contributed $0.06 per share to the quarter’s results.

“We are pleased with the progress we have made with our operational initiatives during the third quarter, and our financial results are encouraging,” said Lee Schram, CEO of Deluxe Corporation. “Our Small Business Services segment demonstrated that it can grow profitably, and our efforts to improve our earnings and balance sheet contributed to better-than-expected operating cash flow of $71 million for the quarter. However, we are in the early stages of our improvement plan, and the team continues to be focused on the hard work ahead of us.”

Third Quarter Performance
Revenue in the quarter was $398 million compared to $413 million during the third quarter of 2005. Revenue in SBS increased by $7 million, driven by higher revenue per order. This increase was offset by lower revenue per order for Financial Services and lower order volume for Direct Checks.

Gross margin was 62.3 percent of revenue compared to 63.7 percent in 2005. Lower revenue per order for Financial Services, along with higher overall product delivery costs, contributed to the decline.

Selling, general, and administrative expense (SG&A) decreased $1 million in the third quarter. Higher customer care costs, commissions associated with higher volume in SBS, and severance costs were more than offset by lower amortization expense and numerous cost savings.

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As a result operating income was $57 million, compared to $71 million in the third quarter of 2005. Operating margin was 14.3 percent of revenue compared to 17.2 percent in the prior year, reflecting the impact of the lower revenue in Financial Services.

Net income decreased $6 million and diluted EPS decreased $0.12 due to lower operating income partially offset by the lower effective tax rate.

Third Quarter Performance by Business Segment
Small Business Services’ revenue increased to $234 million from $227 million in 2005, up 3.1% as a result of continued execution of the growth strategy. Revenue growth during the quarter was negatively impacted by an estimated two percentage points because 2006 had one less business day. Revenue per order increased compared to the same period last year, as did the number of first-time buyers. Operating income increased to $25 million from $23 million in 2005, as investments to execute the growth strategy earlier in the year were better leveraged during the quarter. In addition, cost savings and lower amortization also contributed to the increase.

Financial Services’ revenue was $114 million compared to $126 million in 2005, primarily the result of less revenue per order from lower prices and an unfavorable shift in product mix. Order volume was up 4.1 percent from the same period last year. Operating income decreased to $17 million from $28 million in 2005 due primarily to the impact of lower revenue.

Direct Checks’ revenue was $50 million compared to $60 million in 2005 due to lower order volume from the decline in check usage, as well as lower response rates and lower re-orders due to past reductions in advertising spend. As a result, operating income was $15 million compared to $20 million in 2005.

Year-to-date Operating Cash Flow Performance
Cash provided by operating activities year-to-date increased $58 million compared to last year. Lower earnings were more than offset by lower contract acquisition payments and lower performance-based employee compensation payments related to 2005‘s operating performance, as well as working capital improvements including a decision earlier in the year to reduce the level at which we pre-fund medical and severance benefit payments, as well as lower income tax payments.

Business Outlook
The Company stated that on a full year basis, revenue is expected to be between $1.630 billion and $1.638 billion, and diluted EPS is expected to be between $1.74 and $1.78. Operating cash flows are expected to range from $235 to $245 million for the year. Included in the EPS and operating cash flow expectation is an estimated 14 cent benefit from selling an underperforming outsourced payroll services contract in October.

“We are excited to see our improvement initiatives begin to produce positive results across our businesses and with our cash flows,” Schram stated. “Our manufacturing costs were lower than expected this quarter as we started realizing the benefits of having closed two plants earlier this year. In addition, lower spending on information technology and marketing costs contributed to the better-than-expected results, as did the lower effective tax rate.”

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Schram added, “Our personal check businesses continue to face revenue challenges. However, we are investing in parts of our business to grow non-check products and services, and we have initiatives in place to reduce our cost structure further. We continue to believe that our transformation plan is the right one and that the progress we have made is only the beginning.”

Quarterly Dividend
The Board of Directors of Deluxe Corporation declared a regular quarterly dividend of 25 cents per share on all outstanding shares of the Company. The dividend will be payable on December 4, 2006 to shareholders of record at the close of business on November 20, 2006. The Company had 51,509,161 shares outstanding as of October 23, 2006.

Conference Call Information
Deluxe will hold an open-access teleconference call today at 11:00 a.m. EDT (10:00 a.m. CDT) to review the quarter’s financial results. All interested persons may listen to the call by dialing 612-288-0329. The presentation also will be available via a simultaneous webcast in the investor relations section at www.deluxe.com. An audio replay of the call will be available through midnight on November 2 by calling 320-365-3844 (access code 844332); both audio and slides will be archived on Deluxe’s Web site.

About Deluxe
Deluxe Corporation, through its industry-leading businesses and brands, helps financial institutions and small businesses better manage, promote, and grow their businesses. The Company uses direct marketing, distributors, and a North American sales force to provide a wide range of customized products and services: personalized printed items (checks, forms, business cards, stationery, greeting cards, labels, and shipping/packaging supplies), promotional products and merchandising materials, fraud prevention services, and customer retention programs. The Company also sells personalized checks and accessories directly to consumers. For more information about Deluxe, visit www.deluxe.com.

Forward-Looking Statements
Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of alternative payment methods; intense competition in the check printing business; continued consolidation of financial institutions, thereby reducing the number of potential customers and referral sources and increasing downward pressure on our revenues and gross margins; risks that our Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time increase its operating margins, are delayed or unsuccessful; risks that our Financial Services segment will not be successful in simplifying its core business model and reducing its cost structure; risks that cost reductions in the Company’s information technology and shared services areas will be delayed or unsuccessful; performance shortfalls by the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of new products and services; and the impact of governmental laws and regulations. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2005, as updated in the Company’s Form 10-Q for the period ended June 30, 2006.

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Financial Highlights

DELUXE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Quarter Ended September 30,
	2006		2005
Revenue	$398		$413
Cost of goods sold	150	37.7%	150	36.3%

Gross profit	248	62.3%	263	63.7%

Selling, general and administrative expense	191	48.0%	192	46.5%

Operating income	57	14.3%	71	17.2%

Interest expense	(14)	(3.5%)	(14)	(3.4%)
Other income	—	—	1	0.2%

Income before income taxes	43	10.8%	58	14.0%

Income tax provision	12	3.0%	20	4.8%

Income from continuing operations	31	7.8%	38	9.2%

Discontinued operations	—	—	(1)	(0.2%)

Net income	$31	7.8%	$37	9.0%

Weighted average dilutive shares outstanding	51.3		51.1

Diluted per share information:
Income from continuing operations	$0.61		$0.74
Net income	$0.61		$0.73

Continuing operations:
Capital expenditures	$6		$16
Depreciation and amortization expense	$19		$23
Number of employees-end of period	8,629		8,470

Non-GAAP financial measure – EBITDA*	$76		$95

*	EBITDA is not a measure of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes and the accounting effects of capital investments (i.e., depreciation and amortization), which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles, as well as interest expense, were significantly impacted by the acquisition of New England Business Service, Inc. (NEBS) in June 2004. Additionally, interest expense in previous years was significantly impacted by borrowings used for our share repurchase programs. We believe that a measure of operating performance which excludes these impacts is helpful in analyzing our results. We also believe that an increasing EBITDA depicts increased ability to attract financing and increases the valuation of our business. We do not consider EBITDA to be a measure of cash flow, as it does not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA to be a substitute for operating income or net income. Instead, we believe that EBITDA is a useful performance measure which should be considered in addition to GAAP performance measures. EBITDA is derived from net income as follows:

	Quarter Ended September 30,
	2006	2005
EBITDA	$76	$95
Discontinued operations	—	(1)
Income tax provision	(12)	(20)
Interest expense	(14)	(14)
Depreciation and amortization	(19)	(23)

Net income	$31	$37

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DELUXE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2006		2005
Revenue	$1,212		$1,284
Cost of goods sold	457	37.7%	452	35.2%

Gross profit	755	62.3%	832	64.8%

Selling, general and administrative expense	595	49.1%	603	47.0%
Asset impairment loss	45	3.7%	—	—
Net gain on assets held for sale	(4)	(0.3%)	(1)	(0.1%)

Operating income	119	9.8%	230	17.9%

Interest expense	(43)	(3.5%)	(42)	(3.3%)
Other income	1	0.1%	2	0.2%

Income before income taxes	77	6.4%	190	14.8%

Provision for income taxes	24	2.0%	71	5.5%

Income from continuing operations	53	4.4%	119	9.3%

Discontinued operations	—	—	—	—

Net income	$53	4.4%	$119	9.3%

Weighted average dilutive shares outstanding	51.2		50.9

Diluted per share information:
Income from continuing operations	$1.03		$2.34
Net income	$1.03		$2.33

Continuing operations:
Capital expenditures	$34		$42
Depreciation and amortization expense	$66		$84
Number of employees-end of period	8,629		8,470

Non-GAAP financial measure – EBITDA*	$186		$316

*	EBITDA is not a measure of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes and the accounting effects of capital investments (i.e., depreciation and amortization), which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles, as well as interest expense, were significantly impacted by the acquisition of New England Business Service, Inc. (NEBS) in June 2004. Additionally, interest expense in previous years was significantly impacted by borrowings used for our share repurchase programs. We believe that a measure of operating performance which excludes these impacts is helpful in analyzing our results. We also believe that an increasing EBITDA depicts increased ability to attract financing and increases the valuation of our business. We do not consider EBITDA to be a measure of cash flow, as it does not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA to be a substitute for operating income or net income. Instead, we believe that EBITDA is a useful performance measure which should be considered in addition to GAAP performance measures. EBITDA is derived from net income as follows:

	Nine Months Ended Sept. 30,
	2006	2005
EBITDA	$186	$316
Provision for income taxes	(24)	(71)
Interest expense	(43)	(42)
Depreciation and amortization	(66)	(84)

Net income	$53	$119

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DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2006	December 31, 2005	September 30, 2005
Cash and cash equivalents	$9	$7	$15
Other current assets	178	207	207
Property, plant & equipment-net	145	159	160
Intangibles-net	184	258	261
Goodwill	581	581	581
Other non-current assets	199	214	237

Total assets	$1,296	$1,426	$1,461

Short-term debt & current portion of long-term debt	$162	$264	$305
Other current liabilities	214	227	214
Long-term debt	902	903	903
Deferred income taxes	46	69	83
Other non-current liabilities	41	45	57
Shareholders’ deficit	(69)	(82)	(101)

Total liabilities & shareholders’ deficit	$1,296	$1,426	$1,461

Shares outstanding	51.5	50.7	50.7

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DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash provided (used by):
Operating activities:
Net income	$53	$119
Depreciation and amortization of intangibles	66	84
Asset impairment loss	45	—
Contract acquisition payments	(16)	(67)
Other	24	(22)

Total operating activities	172	114

Investing activities:
Purchases of capital assets	(34)	(42)
Proceeds from facility sales	7	2
Other	4	(3)

Total investing activities	(23)	(43)

Financing activities:
Dividends	(54)	(61)
Shares issued under employee plans	9	11
Net change in debt	(103)	(36)
Other	(2)	4

Total financing activities	(150)	(82)
Cash provided by discontinued operations	3	11

Net change in cash	2	—
Cash and cash equivalents: Beginning of period	7	15

End of period	$9	$15

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DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended September 30,
	2006		2005
Revenue:
Small Business Services	$234		$227
Financial Services	114		126
Direct Checks	50		60

Total	$398		$413

Operating income:
Small Business Services	$25		$23
Financial Services	17		28
Direct Checks	15		20

Total	$57		$71

	Nine Months Ended September 30,
	2006		2005
Revenue:
Small Business Services	$703		$675
Financial Services	348		420
Direct Checks	161		189

Total	$1,212		$1,284

Operating income:
Small Business Services	$38	*	$70
Financial Services	30	*	100
Direct Checks	51		60

Total	$119		$230

The segment information reported here for 2005 was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2005. As of January 1, 2006, the portion of our Small Business Services segment related to the New England Business Service, Inc. (NEBS) acquisition was fully integrated into all corporate functions. As such, all corporate costs in 2006 are fully allocated to all three of our segments based on segment revenue.

*  Includes an asset impairment loss of $18 million in Small Business Services and $27 million in Financial Services related to the abandonment of a software project in the second quarter.

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